UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2011
CVR PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35120	56-2677689
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification Number)
incorporation)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices,
including zip code)
Registrant’s telephone number, including area code:           (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1
EX-99.2

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 23, 2011, CVR Partners, LP (the “Partnership”) announced that Byron R. Kelley has agreed to serve as the President and Chief Executive Officer of CVR GP, LLC (“CVR GP”), the general partner of the Partnership, effective June 1, 2011 (the “Effective Date”). CVR GP and Mr. Kelley, age 63, will enter into an Employment Agreement dated June 1, 2011 (the “Employment Agreement”) with a term commencing June 1, 2011 and continuing for an initial term of three years, subject to automatic annual renewal thereafter, unless terminated earlier as provided in the agreement.
     The Employment Agreement provides Mr. Kelley with a base annual salary of $500,000 plus eligibility for a performance-based annual cash bonus with a target payment equal to 200% of his annual base salary to be based upon individual and/or Partnership performance criteria as established by the compensation committee of the board of directors of CVR Energy, Inc. If the employment of Mr. Kelley is terminated either by CVR GP without cause and other than for disability or by Mr. Kelley for good reason (as such terms are defined in the Employment Agreement), then Mr. Kelley is entitled, in addition to any accrued amounts under the Employment Agreement, to receive as severance (a) salary continuation for 18 months, (b) a pro-rata target bonus for the year in which termination occurs and (c) the continuation of welfare benefits for 18 months at active-employee rates or until such time as Mr. Kelley becomes eligible for such benefits from a subsequent employer. In addition, if the employment of Mr. Kelley is terminated either by CVR GP without cause and other than for disability or by Mr. Kelley for good reason (as these terms are defined in the Employment Agreement) within one year following a change in control (as defined in the Employment Agreement) or in specified circumstances prior to and in connection with a change in control, the severance period and benefit continuation period is extended to 30 months for Mr. Kelley and he will also receive monthly payments equal to 1/12 of his target bonus for the year of termination during the 30 month severance period.
     In connection with the commencement of his employment with CVR GP, as of the Effective Date, Mr. Kelley will enter into a Phantom Unit Agreement with the Partnership, pursuant to which he will receive a number of phantom units equal to $1,000,000 divided by the closing price of a unit on the date of grant in accordance with the Partnership’s Long-Term Incentive Plan. The phantom units will vest in one-third annual increments beginning on the first anniversary of the Effective Date.
     Prior to joining CVR GP, Mr. Kelley served from April 2008 to November 2010 as the Chief Executive Officer and President and a director of the general partner of Regency Energy Partners LP (NASDAQ: RGNC), a master limited partnership controlled by Energy Transfer Equity LP that specializes in the gathering and processing, contract compression, treating and transportation of natural gas and natural gas liquids. Mr. Kelley retired from Regency Energy Partners in November 2010. Prior to joining Regency, from May 2003 to March 2008 Mr. Kelley served as Executive Vice President and Group President of the pipeline group of CenterPoint Energy, Inc. (NYSE: CNP), a business which included two interstate pipeline companies, a gathering and processing company, a pipeline services company and a remote data gathering and communications company. Before joining Centerpoint, Mr. Kelley worked at El Paso Energy International from 1996 to 2002, including as president in 2001-2002, and at Tenneco Energy Corporation from 1986 to 1996, including as Senior Vice President, Strategy from 1994 to 1996. He also worked at Southern Natural Gas Company for 11 years and at Louisiana Intrastate Gas Corporation for 5 years. Mr. Kelley is a past chairman and member of the Board of Directors of the Interstate National Gas Association and previously served as one of the association’s representatives on the U.S. Natural Gas Council of America.
     In connection with the appointment of Mr. Kelley, the current Chief Executive Officer and President of CVR GP, Mr. John J. Lipinski, will continue as Executive Chairman of the Board of CVR GP. Mr. Lipinski will also continue to be Chairman, President and Chief Executive Officer of CVR Energy, whose subsidiaries own CVR GP and approximately 70% of the Partnership’s common units. Mr. Kelley will report to the board of CVR GP, whose Executive Chairman is Mr. Lipinski.
     On May 23, 2011, Coffeyville Resources, LLC, an indirect wholly-owned subsidiary of CVR Energy, and the sole member of CVR GP, appointed each of Byron R. Kelley, Mark A. Pytosh and Jon R. Whitney to the board of directors of CVR GP (the “Board”), effective June 1, 2011. Mr. Pytosh and Mr. Whitney have been named to serve on the audit committee of CVR GP, which will consist of Donna R. Ecton, Mr. Pytosh and Mr. Whitney. Frank M. Muller, Jr., previously a member of CVR GP’s audit committee, will become chair of CVR GP’s compensation committee.
     In connection with their appointment to the Board, Mr. Pytosh and Mr. Whitney will each be awarded $29,167 of restricted common units of the Partnership, effective June 1, 2011, which will vest immediately. As compensation for serving as a director, Mr. Pytosh and Mr. Whitney will each receive an annual retainer of $50,000, paid monthly, and an annual grant of $50,000 of restricted common units of the Partnership, payable at the end of each year, in addition to the one-time grant described above at the time of their appointment. Mr. Kelley will not receive any compensation for serving on the Board.
     Mark A. Pytosh has served as the Chief Financial Officer of CCS Corporation since April 2010. CCS is a privately-held company that is the largest oil and gas environmental services company in North America. Before joining CCS, Mr. Pytosh served as Executive Vice President and Chief Financial Officer of Covanta Holding Corporation from December 2007 through March 2010 and as Senior Vice President and Chief Financial Officer of Covanta from Sepember 2006 to December 2007. Covanta is a publicly-traded company which owns and operates energy-from-waste power facilities, biomass power facilities and independent power plants in the United States, Europe and Asia. From February 2004 to August 2006 Mr. Pytosh served as Executive Vice President, and from May 2005 to August 2006 as Chief Financial Officer, of Waste Services, Inc., a publicly-traded integrated solid waste services company. From 2000 to early 2004 Mr. Pytosh was a managing director in Investment Banking at Lehman Brothers where he led the firm’s

Global Industrial Group. Prior to joining Lehman Brothers he was a managing director at Donaldson, Lufkin & Jenrette where he led the firm’s Environmental Services and Automotive industry groups. He started his career at Kidder, Peabody.
     Jon R. Whitney worked at Colorado Interstate Gas Company (CIG), a natural gas transmission company, from 1968 until 2001. He served as President and Chief Executive Officer of CIG from 1990 until it merged with El Paso Corporation in 2001. After leaving CIG, he served as Co-Chairman of the Board for TransLink, an independent electric power system operator, was a member of Peak Energy Ventures, LLC, a natural gas consulting company, and served on the boards of directors of Storm Cat Energy Corporation, Patina Oil and Gas Corporation (prior to its merger with Noble Energy in 2005), American Oil and Gas Corporation (prior to its merger with Hess Corporation in 2010), Bear Cub Energy and Bear Paw Energy. He also held committee positions with the Interstate Natural Gas Association of America and the American Gas Association. He is currently a director of Bear Tracker Energy LLC, a private company in the midstream energy business.
     Also on May 23, 2011, concurrent with the appointment of the three new directors to the board of CVR GP, three existing directors of CVR GP, Scott L. Lebovitz, John K. Rowan and Stanley de J. Osborne, resigned from the board of directors of CVR GP, effective June 1, 2011. CVR GP is an indirect wholly-owned subsidiary of CVR Energy, Inc. (“CVR Energy”). These three directors previously served on the board of directors of CVR Energy pursuant to nomination rights granted to certain funds associated with Goldman, Sachs & Co. (“GS”) and Kelso & Company, L.P. (“Kelso”) and concurrently served on the Board of CVR GP. GS recently sold its interest in CVR Energy, and Kelso recently sold a substantial portion of its interest in CVR Energy.
     As a result of the foregoing, as of June 1, 2011, the board of directors of CVR GP will consist of John J. Lipinski, George E. Matelich, Donna R. Ecton, Frank M. Muller, Jr., Byron R. Kelley, Mark A. Pytosh and Jon R. Whitney. From time to time depending on the needs of the business and other factors, the board of directors of CVR Energy may consider adding additional directors to the board of CVR GP, including new independent directors, executive officers and current directors of CVR Energy.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1      Press Release dated May 23, 2011 (CEO).
99.2      Press Release dated May 23, 2011 (directors).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: May 23, 2011

CVR PARTNERS, LP

By: CVR GP, LLC, its general partner

By:	/s/ Edmund S. Gross
Edmund S. Gross,
Senior Vice President, General Counsel and Secretary